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                                                                 EXHIBIT 23.04


         [Letterhead of PricewaterhouseCoopers LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 (File No. 333-50209) of our report dated February 11, 2000, on our audits of the financial statements of The Millburn World Resource Trust. We also consent to the references to our firm under the captions "Selected Financial
Information" and "Experts".





                                                      PricewaterhouseCoopers LLP


New York, New York
April 26, 2000